Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President & CEO
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
Media: Greg Tiberend
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC CORPORATION CHAIRMAN AND CEO SCHEDULED TO PRESENT

AT PIPER JAFFRAY HEALTH CARE CONFERENCE

Marlborough, Mass., January 20, 2005 – Cytyc Corporation (Nasdaq: CYTC) today announced that Patrick J. Sullivan, chairman, president, and chief executive officer, is scheduled to present at the Piper Jaffray Health Care Conference on January 26, 2005, at 9:00 a.m. (Eastern), at the Pierre Hotel in New York City.

A live webcast and recording of the presentation will be available on Cytyc’s website, http://ir.cytyc.com. The replay will be available approximately 24 hours after the presentation until February 7.

At the conference, Mr. Sullivan intends to express the Company’s comfort with guidance for 2004 and 2005 previously provided during the Company’s October 28, 2004, conference call. On that call, the Company stated, “We expect the combined revenue of our surgical products and our diagnostics products divisions for 2004 to be in the range of $390 to $392 million and for earnings per share to be in the range of $0.79 to $0.81.” This earnings per share guidance excludes the one-time charge related to the Novacept acquisition in March 2004 and the impact of new accounting guidelines related to the effect of contingent convertible debt on diluted earnings per share. In addition, the Company stated that it expected total 2005 revenue to be in the range of $485 to $505 million, and fully diluted earnings per share to be in the range of $0.97 to $1.03, before the effect of contingent convertible debt on diluted earnings per share. The Company plans to release 2004 results after the market closes on February 9, 2005, followed by a conference call on the morning of February 10.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte®

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Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, risks associated with litigation and arbitration, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2003 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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